Exhibit 4.4

EXECUTION VERSION

WARRANT AGREEMENT (EXCHANGE)

Dated as of

April 15, 2016

among

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

and

MARK D. JOHNSRUD

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

as Warrant Agent

Warrants for

Common Stock of

Nuverra Environmental Solutions, Inc.

i

ii

EXHIBIT A	Form of Warrant Certificate

EXHIBIT B	Transfer Form

EXHIBIT C	Form of Election

iii

WARRANT AGREEMENT (EXCHANGE) dated as of April 15, 2016 (this “Agreement”), among NUVERRA ENVIRONMENTAL SOLUTIONS, INC., a Delaware corporation (the “Company”), MARK D. JOHNSRUD (“Johnsrud”) and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a New York limited liability trust company, as Warrant Agent (together with its successors and assigns, in such capacity, the “Warrant Agent”).

The Company desires to issue the warrants described in this Agreement. The Warrants (as defined in this Agreement) initially, subject to the adjustments provided in this Agreement, entitle the holders thereof to purchase, in the aggregate, 3,653,185 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) (representing 10% percent of the outstanding shares of Common Stock on a fully-diluted basis as of the date hereof). The Warrants are immediately exercisable for an exercise price of $0.01 per share of Common Stock (the “Warrants”).

The Company further desires the Warrant Agent to act on behalf of the Company in connection with the issuance of the Warrants as provided in this Agreement and the Warrant Agent is willing to so act.

Johnsrud, as the current holder of a majority of the Company’s Common Stock (as defined below), has agreed to enter into this Agreement.

The Company has duly authorized the execution and delivery of this Agreement to provide for the issuance of Warrants to be exercisable at such times and for such prices, and to have such other provisions, as shall be hereinafter provided.

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below):

ARTICLE I

Definitions

Section 1.01. Definitions.

(a) “2018 Notes Equity Conversion” has the meaning ascribed to such term in the Restructuring Support Agreement.

(b) “Affiliate” has the meaning ascribed to such term in the Restructuring Support Agreement.

(c) “Agent Members” has the meaning set forth in Section 2.01(b).

(d) “Agreement” has the meaning set forth in the Recitals.

(e) “Applicable Law” has the meaning ascribed to such term in the Restructuring Support Agreement.

(f) “Beneficial Owner” when used with respect to any security means a direct or indirect beneficial owner of such security within the meaning of Rule 13d-3 under the Exchange Act, as in effect on, and as interpreted by the SEC through, the date of this Agreement, and the terms (whether or not capitalized) “Beneficially Own,” “Beneficially Owned,” and “Beneficial Ownership” shall have correlative meanings; provided, however, that any Person who at any time Beneficially Owns any Convertible Securities (including the Warrants) shall also be deemed to Beneficially Own the shares of Common Stock or other securities underlying such Convertible Securities whether or not such Convertible Securities then are, or within sixty (60) days will be, exercisable, exchangeable, or convertible.

(g) “Board” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

(h) “Business Day” has the meaning ascribed to such term in the Restructuring Support Agreement.

(i) “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations, or other equivalents of or interests in (however designated) equity of such Person, including any series of preferred stock, but excluding any debt securities convertible into such equity.

(j) “Cash Exercise” has the meaning set forth in Section 3.04(a).

(k) “Cashless Exercise” has the meaning set forth in Section 3.04(b).

(l) “Cashless Exercise Ratio” means a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the day immediately preceding the Exercise Date over the applicable Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of the Common Stock on the day immediately preceding the Exercise Date.

(m) “Certificate Register” has the meaning set forth in Section 2.03.

(n) “Certificated Warrants” means certificated Warrants in fully registered definitive form.

(o) “Closing Date” has the meaning ascribed to such term in the Restructuring Support Agreement.

(p) “Code” means the Internal Revenue Code of 1986, as amended.

(q) “Common Equivalent Shares” means shares of Common Stock and any other class or series of Capital Stock of the Company, which is entitled to participate in dividends and other distributions, including distributions upon liquidation, dissolution, or winding-up of the Company.

(r) “Common Stock” has the meaning set forth in the Recitals.

(s) “Company” has the meaning set forth in the Recitals.

(t) “Company New Securities Notice” has the meaning set forth in Section 3.10(b).

(u) “Company ROFO Period” has the meaning set forth in Section 3.09(c).

(v) “Confidential Information” shall mean shall mean all non-public business records, customer lists, cost data, personnel data relating to employees, financial information with respect to the business, or any documents or information prepared by, or any document or information prepared for the Company or any of its Subsidiaries or Affiliates, in each case with the expectation that the contents will not be disclosed to third parties and as to which reasonable efforts are made to restrict circulation, including information of or relating to trade secrets, information related to or connected with patent, copyright, or trademark applications, or other intellectual property rights proprietary to the Company or any of its Subsidiaries or Affiliates. “Confidential Information” shall not include any information that (i) has become generally known to the public other than as a result of a disclosure of the Confidential Information by the recipient, (ii) has been disclosed to the recipient by a third party (other than a Subsidiary, Affiliate, Officer, employee, agent, or representative of the Company) having possession thereof and the right to make such disclosure, or (iii) was in the recipient’s possession prior to the time of disclosure to the recipient by the Company.

(w) “Convertible Securities” means any securities, warrants, options, or rights to acquire Common Equivalent Shares that, directly or indirectly, are convertible into, exercisable or exchangeable for, or otherwise represent the right to acquire receive or subscribe for, Common Equivalent Shares, with or without payment of additional consideration in cash or property, whether immediately or upon the occurrence of a specified date or a specified event, the satisfaction of or failure to satisfy any condition or the happening or failure to happen of any other contingency.

(x) “Current Market Value” per share of Common Stock or any other security at any date means (i) if the Common Stock is not traded on a recognized national securities exchange or in the over-the-counter market, the value of the security as determined by an independent financial expert selected by the Company with consent of the Required Warrant Holders; or (ii) if the Common Stock is traded on a recognized national securities exchange or in the over-the-counter market, the average of the closing bid prices (or the equivalent in an over-the-counter market) for each Business Day during the period commencing fifteen (15) Business Days before such date and ending on the Business Day prior to such date; provided, however, if the closing bid price is not determinable for at least ten (10) Business Days in such period, the “Current Market Value” of the security shall be determined under clause (i) above.

(y) “Debt Documents” has the meaning ascribed to such term in the Restructuring Support Agreement.

(z) “Depository” means The Depository Trust Company, its nominees, and their respective successors.

(aa) “Drag-Along Notice” has the meaning set forth in Section 3.12(a).

(bb) “Drag-Along Purchaser” means any Person that is not an Affiliate of the Company.

(cc) “Drag-Along Sale” has the meaning set forth in Section 3.12(a).

(dd) “Drag-Along Sellers” has the meaning set forth in Section 3.12(a).

(ee) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

(ff) “Exchange Offer” means the exchange offer conducted by the Company pursuant to the terms of the Restructuring Support Agreement.

(gg) “Exercise Date” means, for a given Warrant, the day on which such Warrant is presented for exercise pursuant to Section 3.04.

(hh) “Exercise Price” has the meaning set forth in Section 3.01(a).

(ii) “Expiration Time” has the meaning set forth in Section 3.02(b).

(jj) “First Offer” has the meaning set forth in Section 3.09(b).

(kk) “GAAP” means the generally accepted accounting principles in the United States in effect from time to time, applied on a consistent basis.

(mm) “Global Warrant” has the meaning set forth in Section 2.01(a).

(ll) “Governmental Authority” means any national, federal, state, municipal, local, provincial or territorial government or any department, commission, board, bureau, agency, regulatory authority, or instrumentality thereof or any court, judicial, administrative, or arbitral body or public or private tribunal, in either case, whether of the United States or of any jurisdiction within or outside of the United States.

(mm) “Holder” means a Person who owns a beneficial interest in a Warrant registered in the Certificate Register.

(nn) “Holders’ Counsel” means Fried, Frank, Harris, Shriver & Jacobson LLP or such other law firm as is otherwise designated from time to time as such by the Required Warrant Holders in writing to the Company.

(oo) “Initial Holders” means the Persons becoming Holders pursuant to the Exchange Offer.

(pp) “Johnsrud” has the meaning set forth in the Recitals.

(qq) “Liquidity Event” means (i) a recapitalization of the Common Stock, (ii) a consolidation, merger, reorganization or other form of business combination of the Company, or (iii) a sale of all or substantially all of the Company’s assets, or a majority of the Common Stock, to another Person.

(rr) “Management Incentive Plan” has the meaning ascribed to such term in the Restructuring Support Agreement.

(ss) “New Securities Acceptance Period” has the meaning set forth in Section 3.10(b).

(tt) “New Securities Sale Period” has the meaning set forth in Section 3.10(c).

(uu) “Number of Shares” has the meaning set forth in Section 3.11(a)(A).

(vv) “Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Senior Vice President, the Treasurer, the Secretary or an Assistant Secretary of the Company.

(ww) “Officers’ Certificate” means a certificate signed by two (2) Officers.

(xx) “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Warrant Agent. Such counsel may be an employee of or counsel to the Company.

(yy) “Participating Drag-Along Seller” has the meaning set forth in Section 3.12(a).

(zz) “Participating Tag-Along Seller” has the meaning set forth in Section 3.11(b).

(aaa) “Person” means any individual, corporation, partnership, joint venture, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority, or any other entity.

(bbb) “Preemptive Rights Issuance” has the meaning set forth in Section 3.10(a).

(ccc) “Registrar” has the meaning set forth in Section 3.07(a).

(ddd) “Rejected ROFO Shares” has the meaning set forth in Section 3.09(b).

(eee) “Remaining ROFO Shares” has the meaning set forth in Section 3.09(d).

(fff) “Required Warrant Holders” means Holders representing at any time at least a majority of the Warrant Shares to be received upon the exercise of all then outstanding Warrants.

(ggg) “Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of March 11, 2016, by and among the Company, Johnsrud and the Supporting Noteholders.

(hhh) “Rights Offering” has the meaning ascribed to such term in the Restructuring Support Agreement.

(iii) “ROFO Initiation Notice” has the meaning set forth in Section 3.09(a).

(jjj) “ROFO Period Expiration Notice” has the meaning set forth in Section 3.09(b).

(kkk) “ROFO Notice” has the meaning set forth in Section 3.09(b).

(lll) “ROFO Period” has the meaning set forth in Section 3.09(b).

(mmm) “ROFO Purchaser” means, with respect to any ROFO Sale, any Person that is not Johnsrud or an Affiliate of Johnsrud.

(nnn) “ROFO Sale” has the meaning set forth in Section 3.09(a).

(ooo) “ROFO Sale Period” has the meaning set forth in Section 3.09(d).

(ppp) “ROFO Shares” has the meaning set forth in Section 3.09(a).

(qqq) “SEC” means the Securities and Exchange Commission or any other similar or successor agency of the federal government of the United States administering the Securities Act and/or the Exchange Act.

(rrr) “Securities Act” means the U.S. Securities Act of 1933, as amended or any successor statute thereto.

(sss) “Significant Person” means any Holder of Warrants representing, upon exercise, at least three percent (3%) of the outstanding shares of Common Stock.

(ttt) “Stock Transfer Agent” has the meaning set forth in Section 3.05.

(uuu) “Subsidiary” means, as to any Person, any other Person of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by such Person.

(vvv) “Supporting Noteholders” has the meaning ascribed to such term in the Restructuring Support Agreement.

(www) “Tag-Along Initiation Notice” has the meaning set forth in Section 3.11(a).

(xxx) “Tag-Along Offeree” has the meaning set forth in Section 3.11(a).

(yyy) “Tag-Along Participation Notice” has the meaning set forth in Section 3.11(b).

(zzz) “Tag-Along Purchaser” means, with respect to any Tag-Along Sale, any Person that is not Johnsrud or an Affiliate of Johnsrud.

(aaaa) “Tag-Along Sale” has the meaning set forth in Section 3.11(a).

(bbbb) “Tag-Along Sellers” has the meaning set forth in Section 3.11(b).

(cccc) “Transfer” means any transfer by way of sale, assignment, conveyance, or other disposition (including by merger, operation of law, bequest, or pursuant to any domestic relations order, whether voluntarily or involuntarily) and the term “Transferred” shall have a correlative meaning; provided, however, that a transaction that is a pledge, hypothecation, encumbrance, or grant of a security interest shall not be deemed to be a Transfer, but a foreclosure pursuant thereto shall be deemed to be a Transfer.

(dddd) “Transfer Notice” has the meaning set forth in Section 2.04(b).

(eeee) “Warrant” has the meaning set forth in the Recitals.

(ffff) “Warrant Agent” has the meaning set forth in the Recitals.

(gggg) “Warrant Certificates” mean the registered certificates issued by the Company under this Agreement representing the Warrants.

(hhhh) “Warrant Shares” has the meaning set forth in Section 3.01(a).

Section 1.02. Rules of Construction. Unless the text otherwise requires:

(a) a capitalized term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) references in the singular or to “him,” “her,” “it,” “itself,” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be;

(d) references to Articles, Sections, and Exhibits shall refer to articles, sections, and exhibits of this Agreement, unless otherwise specified;

(e) this Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted;

(f) all monetary figures shall be in United States dollars unless otherwise specified;

(g) references to “including” in this Agreement shall mean “including, without limitation,” whether or not so specified;

(h) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”;

(i) any time period specified shall be deemed to expire at 5:00 p.m., New York time, on the specified Expiration Time; provided, that if any Expiration Time expires on a day other than a Business Day, the Expiration Time shall be extended until the next succeeding Business Day; and provided, further, that any time period not specified with Business Days shall mean calendar days; and

(j) all cash payments shall be made in the currency of the United States.

ARTICLE II

Warrant Certificates

Section 2.01. Form and Dating. The Warrants have initially been issued by the Company. The terms of the Warrants shall be governed by this Agreement.

(a) Form of Warrants. The Warrants have been issued in the form of one or more global warrants (each, a “Global Warrant”), in definitive, fully registered form with the legends set forth in Exhibit A hereto, which Global Warrants have been deposited on behalf of the Initial Holders with the Warrant Agent, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided.

(b) Book Entry Provisions. Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by the Depository or by the Warrant Agent as the custodian of the Depository or under such Global Warrant, and the Depository may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing in this Agreement shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of the Depository governing the exercise of the rights of a Holder of a beneficial interest in any Global Warrant. This Section 2.01(b) shall apply only to a Global Warrant deposited with or on behalf of the Depository.

(c) Physical Delivery. Except as provided in Section 2.04 or Section 2.05, owners of beneficial interests in Global Warrants will not be entitled to receive physical delivery of Certificated Warrants.

Section 2.02. Execution and Countersignature.

(a) Two (2) Officers shall sign the Warrant Certificates for the Company by manual or facsimile signature.

(b) If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrants evidenced by such Warrant Certificate shall be valid nevertheless.

(c) The Warrant Agent may appoint an agent reasonably acceptable to the Company to countersign the Warrant Certificates. Unless limited by the terms of such appointment, such agent may countersign Warrant Certificates whenever the Warrant Agent may do so. Each reference in this Agreement to countersignature by the Warrant Agent includes countersignature by such agent. Such agent will have the same rights as the Warrant Agent for service of notices and demands.

(d) At any time and from time to time after the execution of this Agreement, the Warrant Agent or an agent reasonably acceptable to the Company shall upon receipt of a written order of the Company signed by two (2) Officers of the Company manually countersign for issue a Warrant Certificate evidencing the number of Warrants specified in such order; provided, however, that the Warrant Agent shall be entitled to receive an Officers’ Certificate that it may reasonably request in connection with such countersignature of Warrants. Such order shall specify the number of Warrants to be evidenced on the Warrant Certificate to be countersigned, the date on which such Warrant Certificate is to be countersigned, and the number of Warrants then authorized.

(e) The Warrants evidenced by a Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent or its agent as provided above manually countersigns the Warrant Certificate. The signature shall be conclusive evidence that the Warrant Certificate has been countersigned under this Agreement.

Section 2.03. Certificate Register. The Warrant Agent shall keep a register (the “Certificate Register”) of the Warrant Certificates and of their transfer and exchange. The Certificate Register shall show the names and addresses of the respective registered holders and the date and number of Warrants evidenced on the face of each of the Warrant Certificates. The Company and the Warrant Agent may deem and treat the Person in whose name a Warrant Certificate is registered as the absolute owner of such Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

Section 2.04. Transfer and Exchange.

(a) Transfer and Exchange of Global Warrants.

(A) The transfer and exchange of the beneficial interests in Global Warrants shall be effected through the Depository, in accordance with this Agreement (including applicable restrictions on transfer set forth in this Agreement), the procedures of the Depository therefor and Applicable Law. A transferor of a beneficial interest in a Global Warrant shall deliver to the Warrant Agent a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Warrants.

(B) Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 2.05), a beneficial interest in a Global Warrant may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or another nominee of such successor Depository.

(C) In the event that a Global Warrant is exchanged and transferred for Certificated Warrants pursuant to Section 2.05, such Warrants may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this

Section 2.04 and such other procedures as may from time to time be adopted by the Company as well as in accordance with Applicable Law.

(b) Transfer and Exchange of Certificated Warrants.

(A) Prior to any transfer or attempted transfer of any Certificated Warrants, the holder of such Certificated Warrants shall (A) deliver a transfer form substantially in the form attached hereto as Exhibit B (a “Transfer Notice”) to the Company and the Warrant Agent of such Holder’s intention to effect such transfer, describing the manner and circumstances of the proposed transfer, and (B) surrender such Certificated Warrants. After receipt of such Transfer Notice, the Warrant Agent shall direct the Depository to effect the proposed transfer.

(c) Legend. Each Warrant Certificate shall bear a legend in substantially the following form:

“ANY TRANSFER OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT (EXCHANGE) (THE “WARRANT AGREEMENT”) DATED AS OF APRIL 15, 2016, BETWEEN NUVERRA ENVIRONMENTAL SOLUTIONS, INC. (THE “COMPANY”), MARK D. JOHNSRUD, AND AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, SOLELY IN ITS CAPACITY AS WARRANT AGENT. BY ACCEPTING DELIVERY OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE, ANY TRANSFEREE SHALL BE DEEMED TO HAVE AGREED TO BE BOUND BY THE WARRANT AGREEMENT AS IF THE TRANSFEREE HAD EXECUTED AND DELIVERED THE WARRANT AGREEMENT.”

Each Global Warrant will bear legends required by the Depository substantially in the following form:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO

TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.”

(d) Cancellation or Adjustment of Global Warrant. At such time as all beneficial interests in a Global Warrant have been exchanged for Certificated Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to the Depository for cancellation or retained and canceled by the Warrant Agent, and, after such cancellation, shall, subject to Section 2.08(b), be destroyed in accordance with the Warrant Agent’s standard procedures. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Certificated Warrants, redeemed, repurchased or canceled, the number of Warrants represented by such Global Warrant shall be reduced and an adjustment shall be made on the books and records of the Warrant Agent (or such other custodian as the Depository may direct) with respect to such Global Warrant, by the Warrant Agent (or such other custodian as the Depository may direct), to reflect such reduction.

(e) Obligations with Respect to Transfers and Exchanges of Warrants.

(A) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign Certificated Warrants and Global Warrants as required pursuant to the provisions of Section 2.02 and this Section 2.04.

(B) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Warrant Certificate at the office of the Warrant Agent maintained for that purpose, but the Company may require payment of a sum sufficient to cover any tax, assessment, or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

(C) All Warrants issued upon any transfer or exchange pursuant to the terms of this Agreement shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrants surrendered upon such transfer or exchange.

(f) No Obligation of the Warrant Agent.

(A) The Warrant Agent shall have no responsibility or obligation to any Beneficial Owner of a Global Warrant, a member of, or a participant in, the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Warrants or with respect to the delivery to any participant, member, Beneficial Owner, or other Person (other than the Depository) of any notice or the payment of any amount, under or with respect to such Warrants. All notices and communications to be given to the Holders and all payments to be made to Holders under the Warrants shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Warrant). Unless otherwise specified, the rights of Beneficial Owners in any Global Warrant shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Warrant Agent may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants, and any Beneficial Owner.

(B) The Warrant Agent shall have no obligation or duty to monitor, determine, or inquire as to compliance with any restrictions on transfer under Applicable Law with respect to any transfer of any interest in any Warrant (including any transfers between or among the Depository participants, members, or Beneficial Owners in any Global Warrant) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.05. Certificated Warrants.

(a) A Global Warrant deposited with the Depository or with the Warrant Agent as custodian for the Depository pursuant to Section 2.01 shall be transferred to the Beneficial Owners thereof in the form of Certificated Warrants in a number equal to the number of Warrants represented by such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with Section 2.04 and (i) the Depository notifies the Company that it is unwilling or unable to continue as depositary for such Global Warrant or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act and, in each such case, a successor depositary is not appointed by the Company within ninety (90) days of such notice; or (ii) the Company, with the consent of the Required Warrant Holders, notifies the Warrant Agent in writing that it elects to cause the issuance of Certificated Warrants under this Agreement.

(b) Any Global Warrant that is transferable to the Beneficial Owners thereof pursuant to this Section 2.05 shall be surrendered by the Depository to the Warrant Agent, to be so transferred, in whole or from time to time in part, without charge, and the Warrant Agent shall countersign and deliver, upon such transfer of each portion of such Global Warrant, an equal number of Certificated Warrants. Any Certificated Warrants delivered in exchange for an interest in the Global Warrant shall bear the legends set forth in Section 2.04(c).

(c) Subject to the provisions of Section 2.05(b), the registered Holder of a Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Agreement or the Warrants.

(d) In the event of the occurrence of either of the events specified in Section 2.05(a), the Company will promptly make available to the Warrant Agent a reasonable supply of Certificated Warrants in definitive, fully registered form.

Section 2.06. Replacement Certificates. If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate claims that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign a replacement Warrant Certificate if the reasonable requirements of the Warrant Agent and of Section 8-405 of the Uniform Commercial Code, or any successor statute thereto then in effect in the State of New York, are met. If required by the Warrant Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss which either of them may suffer if a Warrant Certificate is replaced. The Company and the Warrant Agent may charge the Holder for their reasonable out-of-pocket expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate issued by the Company and countersigned by the Warrant Agent shall evidence a valid and binding obligation of the Company.

Section 2.07. Outstanding Warrants. Warrants outstanding at any time are all Warrants evidenced on all Warrant Certificates authenticated by the Warrant Agent except for those canceled by it and those delivered to it for cancellation. A Warrant does not cease to be outstanding because an Affiliate of the Company (that is not a Subsidiary) holds the Warrant. A Warrant ceases to be outstanding and shall no longer be exercisable if the Company or any Subsidiary of the Company holds the Warrant. If a Warrant Certificate is replaced pursuant to Section 2.06, the Warrants evidenced thereby cease to be outstanding and shall no longer be exercisable unless the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant Certificate is held by a bona fide purchaser.

Section 2.08. Cancellation.

(a) In the event the Company or any Subsidiary of the Company shall purchase or otherwise acquire Certificated Warrants, the same shall thereupon be delivered to the Warrant Agent for cancellation and may not be re-issued.

(b) The Warrant Agent and no one else shall cancel and destroy all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Warrant Agent to deliver canceled Warrant Certificates to the Company. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants which have been exercised or Warrants which the Company or any Subsidiary of the Company has purchased or otherwise acquired.

Section 2.09. CUSIP Numbers. The Company in issuing the Warrants may use “CUSIP” numbers and, if so, the Warrant Agent shall use such “CUSIP” numbers in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.

Section 2.10. Reserved.

ARTICLE III

Exercise Terms

Section 3.01. Exercise.

(a) Each Warrant, when exercised, shall initially entitle the Holder thereof, subject to adjustment pursuant to the terms of this Agreement, to purchase one share of Common

Stock (collectively, the “Warrant Shares”). The exercise price of each Warrant is equal to $0.01 per (the “Exercise Price”), subject to adjustment.

(b) If as a result of an adjustment to the number of shares of Common Stock issuable upon exercise of the Warrants pursuant to ARTICLE IV, the Exercise Price is reduced below the par value of the Common Stock, then the Exercise Price shall be increased to the minimum exercise price required by the Delaware General Corporation Law.

Section 3.02. Exercise Periods.

(a) Subject to the terms and conditions set forth in this Agreement, the Warrants shall be exercisable, in whole or in part, at any time and from time to time on or after the date of issuance.

(b) No Warrant shall be exercisable after 5:00 p.m., New York City time, on the tenth anniversary of issuance (the “Expiration Time”).

Section 3.03. Expiration. A Warrant shall terminate and become void as of the earlier of (i) 5:00 p.m. New York City time on the Expiration Time; or (ii) the date such Warrant is exercised in full. The Company shall give notice not less than thirty (30), and not more than sixty (60), days prior to the Expiration Time to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of the Expiration Time; provided, however, that if the Company fails to give notice as provided in this Section 3.03, the Warrants will nevertheless expire and become void on the Expiration Time.

Section 3.04. Manner of Exercise.

(a) Warrants may be exercised upon (i) delivery of the form of election to purchase Common Stock attached hereto as Exhibit C duly completed and signed by the Holder and, (A) with respect to any Warrants held by any Holder through a direct or indirect participant of the Depository, by effecting exercise pursuant to the applicable rules of the Depository for warrant exercise, and (B) with respect to Certificated Warrants, the surrender to the Warrant Agent at the office of the Warrant Agent of the related Warrant Certificate; and (ii) payment to the Warrant Agent, for the account of the Company, of the applicable Exercise Price for each Warrant Share issuable upon the exercise of such Warrants then exercised (a “Cash Exercise”). Such payment shall be made in cash by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose.

(b) Warrants may also be exercised without the payment of cash, by reducing the number of shares of Common Stock obtainable upon the exercise of a Warrant so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (i) the number of shares of Common Stock issuable as of the Exercise Date upon the exercise of such Warrant (if payment of the applicable Exercise Price were being made in cash); and (ii) the Cashless Exercise Ratio. An exercise of a Warrant in accordance with the immediately preceding sentence is herein called a “Cashless Exercise.” Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the Holder’s option to elect a Cashless Exercise, the number of shares of Common Stock deliverable upon a Cashless Exercise shall be equal to the number of shares of Common Stock issuable upon the exercise of Warrants that the Holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Agreement with respect to a Cashless Exercise shall be applicable with respect to a surrender of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby.

(c) Subject to Section 3.02, the rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part and in the event that a Warrant Certificate is surrendered for exercise of less than all the Warrants represented by such Warrant Certificate at any time prior to the Expiration Time, a new Warrant Certificate representing the remaining Warrants shall be issued. In the case of Certificated Warrants, the Warrant Agent shall countersign and deliver to the Holders the required new Certificated Warrants, and the Company, at the Warrant Agent’s request, shall supply the Warrant Agent with Certificated Warrants duly signed on behalf of the Company for such purpose.

Section 3.05. Issuance of Shares of Common Stock. Subject to Section 2.06, upon the exercise of Warrants in accordance with the terms of this Agreement, the Company shall issue and cause a transfer agent for the Common Stock (the “Stock Transfer Agent”) to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same (including any depositary institution so designated by a Holder), together with cash as provided in Section 3.06 in respect of any fractional shares of Common Stock otherwise issuable upon such exercise; provided, however, that if, at such date, the transfer books for the shares of Common Stock shall be closed, the certificates for the Common Stock in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificates for such Common Stock; provided further, however, that such transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than ten (10) calendar days. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such shares of Common Stock as of the date of the exercise of Warrants pursuant to the terms of this Agreement.

Section 3.06. Fractional Shares of Common Stock. The Company shall not issue fractional shares of Common Stock on the exercise of Warrants. If more than one (1) Warrant shall be exercised in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock which may be purchasable pursuant thereto. If any fraction of a share of Common Stock would, except for the provisions of this Section 3.06, be issuable upon the exercise of any Warrant (or specified portion thereof), the Company will pay an amount in cash equal to the Current Market Value per share of Common Stock, as determined on the Business Day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction of a share of Common Stock, computed to the nearest whole cent.

Section 3.07. Reservation of Shares of Common Stock.

(a) The Company shall at all times keep reserved out of its authorized Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The registrar for the Common Stock (the “Registrar”) shall at all times until the Expiration Time reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Stock Transfer Agent. The Company will supply such Stock Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 3.06. The Company will furnish to such Stock Transfer Agent a copy of all notices of adjustments (and certificates related thereto) transmitted to each Holder pursuant to Section 4.11.

(b) The Company covenants that all shares of Common Stock which may be issued upon exercise of and payment for Warrants in accordance with the provisions of this Agreement shall, upon issue, be fully paid, nonassessable, free from all stamp and documentary taxes, and free from all liens, charges, and security interests with respect to the issue thereof.

Section 3.08. Reserved.

Section 3.09. Right of First Offer.

(a) From and after the date that the Common Stock of the Company is no longer registered under sections 12(b), 12(g), or 15(d) of the Exchange Act, if Johnsrud proposes to Transfer to any ROFO Purchaser in the aggregate five percent (5%) or more of the Common Stock outstanding (including, for purposes of determining the five percent (5%) threshold, Warrants or other Convertible Securities Beneficially Owned by Johnsrud) in a single transaction or a series of related transactions (a “ROFO Sale”), then Johnsrud shall first furnish a written notice (the “ROFO Initiation Notice”) to the Company and the Warrant Agent, on behalf of the Significant Persons. The ROFO Initiation Notice shall state the number of shares of Common Stock or Warrants Johnsrud intends to Transfer (the “ROFO Shares”), the proposed minimum cash purchase price therefor and a summary of the other terms of the proposed ROFO Sale. The Warrant Agent shall promptly, but in no event later than five (5) Business Days, following receipt of the ROFO Initiation Notice provide such ROFO Initiation Notice to each Significant Person.

(b) Each Significant Person shall have the right, for a period of fifteen (15) Business Days after receipt of the ROFO Initiation Notice by the Company (the “ROFO Period”), to agree to purchase up to its pro rata share of the ROFO Shares at the proposed minimum purchase price and on the other terms set forth in the ROFO Initiation Notice (the “First Offer”). Such right shall be exercised by a Significant Person by delivering a written notice (the “ROFO Notice”) to the Company and Johnsrud within the ROFO Period specifying the number of ROFO Shares that such Significant Person agrees to purchase. If any Significant Person does not accept all or any part of its pro rata share of the ROFO Shares (the “Rejected ROFO Shares”), then, upon the expiration of the ROFO Period (or such earlier time period that all Significant Persons have delivered a ROFO Notice and there are Rejected ROFO Shares), all of the Significant Persons that accepted the First Offer in full shall have the right, for a period of five (5) Business Days following the date on which the Company provides notice (the “ROFO Period Expiration Notice”) to such Significant Persons that the ROFO Period has expired (or that all Significant Persons have delivered a ROFO Notice and there are Rejected ROFO Shares) (the “Reallotment Period”), to agree to purchase any or all of the Rejected ROFO Shares at the minimum purchase price and on the other terms stated in the ROFO Initiation Notice. Such right shall be exercised by delivering a written notice to the Company and Johnsrud within the Reallotment Period specifying the number of Rejected ROFO Shares that such Significant Person agrees to purchase (the “Reallotment Notice”). The Warrant Agent shall promptly, but in no event later than two (2) Business Days, following expiration of the ROFO Period (or such earlier time that all Significant Persons have delivered a ROFO Notice and there are Rejected ROFO Shares) provide the ROFO Period Expiration Notice to all Significant Persons who have accepted the First Offer. If the number of Rejected ROFO Shares accepted exceeds the number of Rejected ROFO Shares, then the Rejected ROFO Shares to be purchased shall be allocated pro rata among the Significant Persons who have delivered a Reallotment Notice, with no Significant Person being required to purchase more shares of Common Stock than it has agreed to purchase (the “Reallocation Process”).

(c) If following the First Offer and the Reallocation Process all of the ROFO Shares are not accepted for purchase, the Company shall have the right, for a period of five (5) Business Days after expiration of the Reallotment Period (the “Company ROFO Period”), to agree to purchase such ROFO Shares at the proposed minimum purchase price and on the other terms stated in the ROFO Initiation Notice. Such right shall be exercised by delivering a written notice to Johnsrud within the Company ROFO Period specifying the number of ROFO Shares that the Company agrees to purchase.

(d) If effective acceptances are not received pursuant to Section 3.09(b) or Section 3.09(c) with respect to all of the ROFO Shares, then Johnsrud may Transfer to a ROFO Purchaser all of the ROFO Shares not so accepted (the “Remaining ROFO Shares”), at a price not less than the proposed minimum purchase price, and on terms not more favorable to the ROFO Purchaser than the other terms stated in the ROFO Initiation Notice; provided, that (i) such Transfer takes place within thirty (30) Business Days after the expiration of the Company ROFO Period (the “ROFO Sale Period”) and (ii) if the consideration to be paid in exchange for the Remaining ROFO Shares by a ROFO Purchaser pursuant to this Section 3.09(d) consists of or includes any consideration other than cash, Johnsrud must provide the Company and the Warrant Agent with an appraisal of the non-cash consideration (as determined by an independent, nationally recognized investment bank selected by the Company), stating that the non-cash consideration has a value that, when added with the cash consideration to be paid for the Remaining ROFO Shares, is at least equal to the minimum purchase price set forth in the ROFO Initiation Notice. The Warrant Agent shall promptly, but in no event later than five (5) Business Days following receipt of such appraisal, deliver such appraisal to all Significant Persons. If all or any part of the Remaining ROFO Shares are not Transferred by Johnsrud during the ROFO Sale Period, the right of Johnsrud to Transfer any such Remaining ROFO Shares shall expire and the obligations set forth in this Section 3.09 with respect to such Remaining ROFO Shares shall be reinstated.

(e) The acceptance by any Significant Person or the Company of any offer to purchase ROFO Shares contemplated by this Section 3.09 shall be irrevocable, and the Significant Person or the Company delivering written notice of its acceptance thereof shall be bound by, and obligated to purchase the number of ROFO Shares specified in, such written notice at the minimum purchase price and the other terms set forth in the ROFO Initiation Notice. For the avoidance of doubt, the failure of a Significant Person or the Company to timely accept any offer contemplated by this Section 3.09 shall be deemed a rejection of such offer.

(f) The consummation of the sales contemplated by clause (b) and (c) of this Section 3.09 shall take place at 10:00 a.m. local time at the offices of the Company on the thirtieth (30th) Business Day after the expiration of the ROFO Period (if all of the ROFO Shares are accepted pursuant to the First Offer), the Reallotment Period (if all of the Rejected ROFO Shares are accepted during the Reallotment Period) or the Company ROFO Period (if not all of the ROFO Shares are accepted pursuant to the First Offer and not all of the Rejected ROFO Shares are accepted during the Reallotment Period), or such other date as mutually agreed to by the parties to the sales contemplated by clause (b) and (c) of this Section 3.09, at which time each participating Significant Person or the Company, as applicable, shall deliver the appropriate consideration to Johnsrud (by check or wire transfer in accordance with instructions included in the ROFO Initiation Notice), and Johnsrud shall deliver to each participating Significant Person or the Company, as applicable, the certificates (if certificated) representing the ROFO Shares being sold, in each case, duly endorsed, or with stock (or equivalent) powers duly endorsed, free and clear of any liens, claims and encumbrances whatsoever (except those imposed by this Agreement and federal and any applicable state securities laws generally), with any stock (or equivalent) transfer tax stamps affixed, or other appropriate transfer instruments and documents of Transfer as the Significant Person or the Company, as applicable, shall reasonably request.

(g) For purposes of this Section 3.09, the “pro rata share” of a Significant Person shall mean the product of: (i) the number of ROFO Shares or the Rejected ROFO Shares, as the case may be, multiplied by (ii) a fraction, the numerator of which is equal to the number of shares of Common Stock represented by the Warrants Beneficially Owned by such Significant Person and the denominator of which is equal to the aggregate number of shares of Common Stock represented by the Warrants Beneficially Owned by all Significant Persons permitted to participate in the First Offer or the Reallocation Process, as the case may be.

Section 3.10. Preemptive Rights.

(a) From and after the date that the Common Stock of the Company is no longer registered under sections 12(b), 12(g), or 15(d) of the Exchange Act, if the Company proposes to sell or otherwise issue new Common Equivalent Shares (in connection with which Holders would not be entitled to an adjustment to the numbers of Warrant Shares pursuant to ARTICLE IV) (a “Preemptive Rights Issuance”), each Significant Person shall have the right to acquire up to that number or amount of such new Common Equivalent Shares, at the price and upon substantially the same terms and conditions as such new Common Equivalent Shares are to be sold or otherwise issued by the Company, as shall enable such Significant Person to maintain, assuming the conversion of all Convertible Securities in accordance with their terms, the percentage equity interest of such Significant Person in the Company, assuming conversion of all Convertible Securities in connection with their terms, immediately prior to such sale or other issuance of new Common Equivalent Shares.

(b) In the event that the Company proposes to undertake a Preemptive Rights Issuance, the Company shall give written notice to the Warrant Agent on behalf of the Holders

(who shall provide such notice to each Significant Person) (the “Company New Securities Notice”) of its intention, stating (i) the type of new Common Equivalent Shares, (ii) the purchase price, number, and general terms upon which the Company proposes to issue or sell such new Common Equivalent Shares, and (iii) the estimated or actual closing date, as applicable, of the sale or issuance of new Common Equivalent Shares. The Company New Securities Notice shall be provided at least twenty (20) Business Days prior to the first closing of the proposed sale or issuance. Each Significant Person shall have the right, for a period of fifteen (15) Business Days after receipt of the Company New Securities Notice (the “New Securities Acceptance Period”), to agree to purchase up to its pro rata share of such new Common Equivalent Shares at the purchase price and on the terms stated in the Company New Securities Notice. Such acceptance shall be made by delivering a written notice to the Company and the Warrant Agent within the New Securities Acceptance Period specifying the number of new Common Equivalent Shares that such Significant Person shall purchase. For purposes of this Section 3.10, the “pro rata share” of a Significant Person shall mean the number or amount of new Common Equivalent Shares which shall enable such Significant Person to maintain, assuming the conversion of all Convertible Securities in accordance with their terms, the percentage equity interest of such Significant Person in the Company immediately prior to such sale or other issuance of new Common Equivalent Shares.

(c) In the event the Company delivers the Company New Securities Notice in accordance with Section 3.10(b), the Company shall have a period of sixty (60) Business Days (the “New Securities Sale Period”) from the date of the first closing or issuance specified in the Company New Securities Notice to sell to third parties all such new Common Equivalent Shares not purchased by Significant Persons pursuant to this Section 3.10 at a price and upon general terms no more favorable to the purchasers thereof than the price and terms specified in the Company New Securities Notice. In the event the Company has not sold all such new Common Equivalent Shares within the New Securities Sale Period, then the Company shall not thereafter make any Preemptive Rights Issuance without first offering such new Common Equivalent Shares to be sold or issued pursuant to the Preemptive Rights Issuance to the Significant Persons in accordance with this Section 3.10.

(d) If the purchase price in connection with any Preemptive Rights Issuance includes consideration other than cash, then the Significant Persons exercising their preemptive rights pursuant to this Section 3.10 shall pay to the Company, in lieu of paying such non-cash consideration, an amount in cash equal to the fair market value of such non-cash consideration as of the date such non-cash consideration would have been delivered in exchange for such new Common Equivalent Shares, as determined by an independent, nationally recognized investment bank selected by the Company.

(e) The closing of any Preemptive Rights Issuance shall take place at such time and place as specified in the Company New Securities Notice. At the closing of Preemptive Rights Issuance, the Company shall issue and deliver to each Significant Person, if such securities are certificated, stock certificates (or, if applicable, executed agreements) representing that number of fully paid and nonassessable new Common Equivalent Shares that each Significant Person has purchased pursuant to this Section 3.10 free and clear of any liens or encumbrances, and, if such securities are uncertificated (and are permitted to be uncertificated under Applicable Law), deliver such uncertificated securities free and clear of any liens or encumbrances, and each such Significant Person shall pay to the Company by wire transfer of immediately available funds the aggregate consideration for such new Common Equivalent Shares.

Section 3.11. Tag Along Rights.

(a) Offer to Exercise. If Johnsrud proposes to Transfer at least ten percent (10%) of the outstanding shares of Common Stock (including, for purposes of determining the ten percent (10%) threshold, Warrants or other Convertible Securities Beneficially Owned by Johnsrud) to any Tag-Along Purchaser, in a single transaction or a series of related transactions (the “Tag-Along Sale”), then prior to consummating the Tag-Along Sale, Johnsrud (i) shall furnish a written notice (the “Tag-Along Initiation Notice”) to the Warrant Agent, on behalf of the Holders (who shall deliver such Tag-Along Notice to the Holders) (each Holder, a “Tag-Along Offeree”), and (ii) comply with the other provisions of this Section 3.11. The Tag-Along Initiation Notice shall include:

(A) the principal terms of the Tag-Along Sale, including (i) the number of shares of Common Stock or Warrants to be Transferred by Johnsrud (the “Number of Shares”), (ii) the per share of Common Stock purchase price, (iii) the name and address of the Tag-Along Purchaser, and (iv) the expected closing date of the Tag-Along Sale; and

(B) an invitation to each Tag-Along Offeree to participate in such Tag-Along Sale with respect to the Warrants Beneficially Owned by each Tag-Along Offeree on a pro rata basis on the same terms and conditions with respect to each share of Common Stock to be Transferred by Johnsrud.

(b) Exercise. Within fifteen (15) Business Days after receipt of the Tag-Along Initiation Notice, each Tag-Along Offeree desiring to include shares of Common Stock (or Warrants, on an as-converted basis) Beneficially Owned by such Tag-Along Offeree in the Tag-Along Sale (each, a “Participating Tag-Along Seller”, and collectively with Johnsrud, the “Tag-Along Sellers”) shall furnish a written notice (the “Tag-Along Participation Notice”) to Johnsrud requesting the inclusion in the Tag-Along Sale of up to the number of Warrants equal to such Participating Tag-Along Seller’s pro rata share of the Number of Shares. Each Tag-Along Offeree who does not timely furnish a Tag-Along Participation Notice to Johnsrud in accordance with the immediately preceding sentence shall be deemed to have waived all of the rights of such Tag-Along Offeree with respect to the Tag-Along Sale.

(c) Purchase of Tag-Along Shares. If the Tag-Along Sale is consummated, then the Tag-Along Purchaser shall purchase the Warrants specified in the Tag-Along Participation Notices from the Participating Tag-Along Sellers, with the Tag-Along Purchaser purchasing the balance of the Number of Shares from Johnsrud. Johnsrud may not effect the Tag-Along Sale unless the Tag-Along Purchaser complies with this obligation.

(d) Obligation to Participate; Avoidance of Tag-Along Initiation Notice. The request of each Participating Tag-Along Seller contained in its Tag-Along Participation Notice shall be irrevocable, and such Participating Tag-Along Seller shall be bound by, and obligated to sell in the Tag-Along Sale the number of Warrants specified in, its Tag-Along Participation

Notice on the same terms and conditions (including time of sale) as Johnsrud; provided, however, that:

(A) Each Participating Tag-Along Seller will not be required to exercise its Warrants prior to the closing of the Tag-Along Sale in order to participate in the Tag-Along Sale, but may instead exercise its Warrants simultaneously with the closing of the Tag-Along Sale. To the extent of the cash to be received by such Participating Tag-Along Seller in the Tag-Along Sale, the Participating Tag-Along Seller may direct that the Tag-Along Purchaser pay up to the aggregate exercise price for the Warrants being exercised by the Participating Tag-Along Seller to the Company in lieu of paying such amount to such Participating Tag-Along Seller, with the Company applying such amounts received by it from the Tag-Along Purchaser as payment for the exercise price for the Warrants being exercised; and

(B) if, at the end of the forty-fifth (45th) Business Day following the date of the Tag-Along Initiation Notice, Johnsrud has not completed the Tag-Along Sale, then (i) each Participating Tag-Along Seller shall be released from its obligations under its Tag-Along Participation Notice, (ii) the Tag-Along Initiation Notice shall be null and void, and (iii) the consummation of the Tag-Along Sale shall be subject to the satisfaction anew of the requirements of this Section 3.11, including the issuance of a new Tag-Along Initiation Notice; in each case, unless the failure to complete the Tag-Along Sale resulted from the failure by any Participating Tag-Along Seller to comply with the terms of this Section 3.11 (in the case of which failure, Johnsrud shall be permitted to sell to the Tag-Along Purchaser any shares of Common Stock or Warrants not sold by reason of such failure); and

(C) for purposes of this Section 3.11, the terms and conditions with respect to each share of Common Stock or Warrant sold shall be deemed to include all direct and indirect consideration paid to the Tag-Along Purchaser(s).

(e) If (i) the consideration to be paid in any Tag-Along Sale pursuant to this Section 3.11 consists of or includes any securities, (ii) the issuance of such securities to any Participating Tag-Along Seller would either require a registration statement under the Securities Act, the preparation of a disclosure statement pursuant to Regulation D (or any successor regulation thereto) under the Securities Act or the preparation of a disclosure document under a similar provision of any state securities law, and (iii) such registration statement under the Securities Act, disclosure statement, or other disclosure document is not otherwise being prepared in connection with such Tag-Along Sale, then, in such event, Johnsrud shall have the right, but not the obligation, to permit the Tag-Along Purchaser to pay to such Participating Tag-Along Seller, in lieu of paying such securities, an amount in cash equal to the fair market value of such securities as of the date such securities would have been delivered, as determined by a nationally recognized investment bank selected by the Company and reasonably acceptable to the Participating Tag-Along Seller(s).

(f) The consummation of the sales contemplated by this Section 3.11 shall take place at 10:00 a.m. local time at the offices of the Company on the closing date specified in the Tag-Along Initiation Notice (which closing date shall be no earlier than the fortieth (40th) Business Day, and no later than the forty-fifth (45th) Business Day, after the date of the Tag-Along Initiation Notice), at which time the Tag-Along Purchaser shall deliver the appropriate consideration to each Tag-Along Seller (by check or wire transfer or otherwise in accordance with instructions included in the Tag-Along Initiation Notice), and each Tag-Along Seller shall deliver to the Tag-Along Purchaser such documentation as shall be necessary to transfer the shares of Common Stock or Warrants (including any certificates representing the shares of Common Stock or Warrants being sold to such Tag-Along Purchaser), in each case, free and clear of any and all liens, claims, and encumbrances whatsoever (except those imposed by this Agreement and Applicable Law) and such other instruments and documents of transfer as the Tag-Along Purchaser shall reasonably request.

(g) For purposes of this Section 3.11, the “pro rata share” of a Tag-Along Offeree shall mean the product of: (i) the Number of Shares; multiplied by (ii) a fraction, the numerator of which is equal to the number of such shares of Common Stock represented by the Warrants Beneficially Owned by such Tag-Along Offeree and the denominator of which is equal to the number of such shares of Common Stock Beneficially Owned by Johnsrud plus the Warrants Beneficially Owned by all Tag-Along Offerees.

Section 3.12. Drag-Along Rights.

(a) Drag-Along Notice. If Johnsrud proposes to Transfer for value, in a single transaction or in a series of related transactions, at least fifty percent (50%) of the outstanding shares of Common Stock Beneficially Owned by Johnsrud to any Drag-Along Purchaser (the “Drag-Along Sale”), then Johnsrud shall furnish a written notice (the “Drag-Along Notice”) to the Warrant Agent, on behalf of the Holders (who shall deliver such Drag-Along Notice to the Holders) (each Holder, a “Participating Drag-Along Seller”, and collectively with Johnsrud, the “Drag-Along Sellers”), which Drag-Along Notice:

(A) shall be furnished to each Participating Drag-Along Seller at least thirty (30) Business Days prior to the consummation of the Drag-Along Sale;

(B) shall include the principal terms of the Drag-Along Sale, including (i) the per share of Common Stock purchase price, (ii) the name and address of the Drag-Along Purchaser, and (iii) the estimated closing date of the Drag-Along Sale; and

(C) shall require each Participating Drag-Along Seller to sell in the Drag-Along Sale all of the Warrants Beneficially Owned by such Participating Drag-Along Seller on the same terms and conditions with respect to each share of Common Stock sold as Johnsrud shall sell each of his shares of Common Stock.

(b) Exercise. If Johnsrud (i) furnishes the Drag-Along Notice to each Participating Drag-Along Seller in accordance with this Section 3.12, and (ii) consummates the Drag-Along Sale described in the Drag-Along Notice, then each Participating Drag-Along Seller shall be obligated to sell in the Drag-Along Sale all of the Warrants Beneficially Owned by such Participating Drag-Along Seller on the same terms and conditions with respect to each share of Common Stock sold as Johnsrud shall sell each of his shares of Common Stock; provided, however, that

(A) Each Participating Drag-Along Seller will not be required to exercise its Warrants prior to the closing of the Drag-Along Sale in order to participate in the

Drag-Along Sale but may instead exercise its Warrants simultaneously with the closing of the Drag-Along Sale. To the extent of the cash to be received by such Participating Drag-Along Seller in the Drag-Along Sale, the Participating Drag-Along Seller may direct that the Drag-Along Purchaser pay up to the aggregate exercise price for the Warrants being exercised by the Participating Drag-Along Seller to the Company in lieu of paying such amount to such Participating Drag-Along Seller, with the Company applying such amounts received by it from the Drag-Along Purchaser as payment for the exercise price for the Warrants being exercised (the Cashless Exercise option may also be elected, which will result in fewer underlying shares of Common Stock being subject to the Drag-Along Sale); and

(B) For purposes of Section 3.12(a) and Section 3.12(b), the terms and conditions with respect to each share of Common Stock sold shall be deemed to include all direct and indirect consideration paid to Johnsrud.

(c) Exceptions. Notwithstanding anything to the contrary in this Section 3.12,

(A) if the net per share of Common Stock sale price to be received by the Participating Drag-Along Sellers in the Drag-Along Sale is equal to or less than the exercise price of any Warrant on a per share of Common Stock basis, that Warrant shall not be required to be exercised in connection with the Drag-Along Sale and, if not exercised, that Warrant shall become void and of no value upon the closing of such Drag-Along Sale;

(B) if the net per share of Common Stock sale price to be received by the Participating Drag-Along Sellers in the Drag-Along Sale is greater than the exercise price of any Warrant on a per share of Common Stock basis, but the difference between (i) that net per share of Common Stock sale price and (ii) the amount of the per share of Common Stock sale price in the Drag-Along Sale subject to any indemnification, contribution, reimbursement, or similar obligation to the Drag-Along Purchaser following the closing of the Drag-Along Sale (whether or not such amount is held in escrow or otherwise not distributed to the Participating Drag-Along Sellers at the time of closing of the Drag-Along Sale) is equal to or less than the exercise price of any Warrant on a per share of Common Stock basis, the Participating Drag-Along Seller holding that Warrant may elect, in its sole discretion by written notice delivered to the Company and Johnsrud in accordance with Section 6.04 of this Agreement no later than two (2) Business Days prior to the closing of the Drag-Along Sale, not to exercise all or any portion of that Warrant in connection with the Drag-Along Sale and, to the extent not exercised, that Warrant shall become void and of no value upon the closing of such Drag-Along Sale.

(d) Avoidance of Drag-Along Notice. If, at the end of the seventy-fifth (75th) Business Day following the date of the Drag-Along Notice Johnsrud has not completed the Drag-Along Sale, then (i) each Participating Drag-Along Seller shall be released from its obligations under the Drag-Along Notice, (ii) the Drag-Along Notice shall be null and void, and (iii) the consummation of the Drag-Along Sale shall be subject to the satisfaction anew of the requirements of this Section 3.12, including the issuance of a new Drag-Along Notice; in each case, unless the failure to complete the Drag-Along Sale resulted from the failure by any Participating Drag-Along Seller to comply with the terms of this Section 3.12.

(e) Johnsrud shall be entitled to take all steps reasonably necessary to carry out such proposed Drag-Along Sale (and the Company shall take all requested or necessary action to facilitate such action), including selecting an investment bank, providing Confidential Information (pursuant to customary confidentiality agreements), selecting the winning bidder and negotiating the requisite documentation. The Company and each Participating Drag-Along Seller shall provide assistance with respect to these actions as reasonably requested.

(f) If (i) the consideration to be paid in any Drag-Along Sale pursuant to this Section 3.112 consists of or includes any securities, (ii) the issuance of such securities to any Participating Drag-Along Seller would either require a registration statement, the preparation of a disclosure statement pursuant to Regulation D (or any successor regulation thereto) under the Securities Act or the preparation of a disclosure document under a similar provision of any state securities law, and (iii) such registration statement, disclosure statement, or other disclosure document is not otherwise being prepared in connection with such Drag-Along Sale, then, in such event, Johnsrud shall have the right, but not the obligation, to permit the Drag-Along Purchaser to pay to such Participating Tag-Along Seller, in lieu of paying such securities, an amount in cash equal to the fair market value of such securities as of the date such securities would have been delivered, as determined by a nationally recognized investment bank selected by the Company and reasonably acceptable to the Participating Drag-Along Seller(s).

(g) The consummation of the sales contemplated by this Section 3.12 shall take place at 10:00 a.m. local time at the offices of the Company on the closing date specified in the Drag-Along Notice (which closing date shall not be later than the seventy-fifth (75th) Business Day following the date of the Drag-Along Notice), at which time the Drag-Along Purchaser shall deliver the appropriate consideration to each Drag-Along Seller (by check or wire transfer in accordance with instructions included in the Drag-Along Notice), and each Drag-Along Seller shall deliver to the Drag-Along Purchaser the original certificates representing the Common Stock or Warrants being sold to such Drag-Along Purchaser, in each case, free and clear of any and all liens, claims, and encumbrances whatsoever (except those imposed by this Agreement and federal and any applicable state securities laws generally) and such other instruments and documents of transfer as the Drag-Along Purchaser shall reasonably request.

Section 3.13. Purchase of Warrants by Company; No Redemption. Subject to complying with Applicable Law and all restrictions contained in any other agreement to which they are parties (including the Debt Documents), the Company and its Subsidiaries may purchase in the open market, by private contracts or otherwise, all or any portion of the Warrants on such terms as the Company may obtain. Notwithstanding anything to the contrary in this Agreement, the Company shall have no right to redeem the Warrants.

ARTICLE IV

Antidilution Provisions

Section 4.01. Cash Dividends and Distributions. In the event that at any time and from time to time the Company shall distribute to all holders of Common Stock any dividend or other distribution (including any dividend or distribution made in connection with a consolidation or merger in which the Company is the continuing corporation or any repurchase, redemption, or other acquisition of Common Stock by the Company or any Subsidiary of the Company) in cash, then the Company shall pay and distribute such dividends and distributions to the Holders of any outstanding Warrants on the record date for such dividends or other distributions as if such Warrants had been exercised immediately prior to such record date.

Section 4.02. Other Dividends and Distributions. In the event that at any time and from time to time the Company shall distribute to all holders of shares of Common Stock any dividend or other distribution of (including any dividend or distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) or otherwise issue to all holders of Common Stock (a) evidences of its indebtedness, shares of its Capital Stock), or any other properties or securities, or (b) any options, warrants, or other rights to subscribe for or purchase any of the foregoing (other than in the case of clauses (a) and (b) above, (i) any dividend or distribution described in Section 4.03, or (ii) any rights, options, warrants, or securities described in Section 4.04, Section 4.05, or Section 4.08), then the number of Warrant Shares issuable upon the exercise of each Warrant immediately prior to such record date for any such dividend or distribution shall, automatically and without the requirement of further action by the Company or any Holder, be increased to a number determined by multiplying (1) the number of Warrant Shares issuable upon the exercise of such Warrant immediately prior to such record date for any such dividend or distribution by (2) a fraction, the numerator of which shall be the Current Market Value per share of Common Stock on the record date for such dividend or distribution (less any cash paid to Holders pursuant to Section 4.01 as part of the same transaction), and the denominator of which shall be such Current Market Value per share of Common Stock less the then fair value of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, securities, other property, warrants, options, or subscription or purchase rights. Such adjustments shall be made, and shall only become effective, whenever any dividend or distribution is made; provided, however, that the Company is not required to make an adjustment pursuant to this Section 4.02 if at the time of such distribution the Company makes the same distribution to Holders as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are exercisable (whether or not currently exercisable). Notwithstanding anything to the contrary in this Section 4.02, no adjustment shall be made pursuant to this Section 4.02 which shall have the effect of decreasing the number of Warrant Shares issuable upon exercise of each Warrant.

Section 4.03. Changes in Common Stock. In the event that at any time and from time to time the Company shall (a) pay a dividend or make a distribution on the Common Stock with shares of Common Stock or other shares of Capital Stock, (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (d) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the number of Warrant Shares issuable upon exercise of each Warrant immediately after the happening of such event shall be adjusted so that, after giving effect to such adjustment, the Holder of each Warrant shall be entitled to receive the number of Warrant Shares upon exercise of such Warrant that such Holder would have owned or would have been entitled to receive had such Warrants been exercised (whether or not currently exercisable) immediately prior to the happening of the events described above (or, in the case of a dividend or distribution on the Common Stock, immediately prior to the record date therefor). An adjustment made pursuant to this Section 4.03 shall become effective immediately after the distribution date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock or other shares of Capital Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

Section 4.04. Common Stock Issue. In the event that at any time or from time to time the Company shall issue shares of Common Stock for a consideration per share that is less than the price per share of Common Stock as of the pricing date of such shares (other than any shares of Common Stock described in Section 4.08), the number of Warrant Shares issuable upon the exercise of each Warrant immediately after such issuance date shall be determined by multiplying (a) the number of Warrant Shares issuable upon exercise of each Warrant immediately prior to such issuance date by (b) a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately preceding the issuance of such Warrant Shares plus the number of additional shares of Common Stock to be issued in such transaction, and the denominator of which shall be the number of shares of Common Stock outstanding immediately preceding the date for the issuance of such Warrant Shares. Adjustments shall be made, and shall only become effective, whenever shares are issued. No adjustment shall be made pursuant to this Section 4.04, (i) which shall have the effect of decreasing the number of Warrant Shares issuable upon exercise of each Warrant, or (ii) on account of the Company’s issuance of any Common Stock (A) in accordance with terms of a Management Incentive Plan, or (B) upon the exercise of any rights, options, or warrants issued in accordance with terms of a Management Incentive Plan.

Section 4.05. Issuance of Rights, Options, Warrants, or Common Stock. In the event that at any time or from time to time the Company shall issue (a) rights, options, or warrants to acquire (provided, however, that no adjustment shall be made under Section 4.04 or this Section 4.05 upon the exercise of such rights, options or warrants, or in connection with rights, options or warrants described in Section 4.08), or (b) securities convertible, exchangeable or exercisable into (provided, however, that no adjustment shall be made under Section 4.04 or this Section 4.05 upon the conversion, exchange, or exercise of such securities (other than issuances specified in clauses (a) or (b) which are made as the result of anti-dilution adjustments in such securities) or in connection with securities convertible, exchangeable or exercisable into shares of Common Stock described in Section 4.08)) Common Stock for a consideration per share that is less than the Current Market Value per share of Common Stock as of the pricing date of such shares, the number of Warrant Shares issuable upon the exercise of each Warrant immediately after such issuance shall be determined by multiplying (i) the number of Warrant Shares issuable upon exercise of each Warrant immediately prior to such issuance by (ii) a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants, or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into which such securities are convertible or exchangeable, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants, or securities. Such adjustment shall be made, and shall only become effective, whenever such rights, options, warrants or securities are issued. No adjustment shall be made pursuant to this Section 4.05, (A) which shall have the effect of decreasing the number of Warrant Shares issuable upon exercise of each Warrant, or (B) on account of the Company’s issuance of any rights, options, or warrants in accordance with the terms of a Management Incentive Plan.

Section 4.06. Voluntary Increases. The Company may, but shall not be obligated to, make increases in the number of Warrant Shares, in addition to those required by Section 4.01 through Section 4.05 of this ARTICLE IV, as it considers to be advisable in order that any event treated for United States federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients, or if that is not possible, to diminish any income taxes that are otherwise payable because of such event; provided that no such adjustment shall be made without the consent of the Required Warrant Holders if such adjustment would result in the increase of income tax liabilities of the Holders.

Section 4.07. Combination; Liquidation.

(a) Except as provided in Section 4.07(b) and to the extent not subject to adjustment pursuant to Section 4.01 through Section 4.05 of this ARTICLE IV, in the event that at any time a Liquidity Event occurs, then, to the extent any Warrants will remain outstanding immediately following such Liquidity Event, as a condition of the consummation of the Liquidity Event, lawful and adequate provision shall be made so that each Holder, upon the exercise thereof at any time on or after the consummation of the Liquidity Event, shall be entitled to receive, and such Warrant shall thereafter represent the right to receive, the number of shares of Common Stock or other securities or property which the holder of a share of Common Stock is entitled to receive upon completion of the Liquidity Event. Subject to paragraph (b) of this Section 4.07, the Company will not effect any Liquidity Event unless prior to the consummation thereof each corporation or entity (other than the Company) which may be required to deliver any securities or other property upon the exercise of the Warrants as provided in this Agreement shall assume, by written instrument delivered to each Holder of the Warrants, the obligation to deliver to such Holder such securities or other property as in accordance with the foregoing provisions such Holder may be entitled to receive, and such corporation or entity shall have similarly mailed or delivered to each Holder of the Warrants an Opinion of Counsel for such corporation or entity, reasonably satisfactory to the Required Warrant Holders, which opinion shall state that all of the outstanding Warrants, including the provisions of this ARTICLE IV, shall thereafter continue in full force and effect and shall be enforceable against the Company and such corporation or entity in accordance with the terms hereof and thereof, together with such other matters as such Holders may reasonably request. The foregoing provisions of this Section 4.07 shall similarly apply to successive mergers, consolidations, sales of assets, liquidations, and recapitalizations.

(b) In the event of (i) a Liquidity Event where consideration to all holders of the Common Stock (or any other security into which the Warrants are then exercisable) in exchange for their securities is payable solely in cash, or (ii) the dissolution, liquidation, or winding-up of the Company, the Holders shall be entitled to receive, upon surrender of their Warrants, only such cash distributions (or, in the case of in-kind distributions upon dissolution, liquidation, or winding-up of the Company, such other consideration as is being so distributed) on an equal basis with the holders of Common Stock (or any other security into which the Warrants are then exercisable) in exchange for their securities, as if the Warrants had been exercised immediately prior to such event (whether or not currently exercisable), less the Exercise Price.

(c) In the event of any Liquidity Event described Section 4.07(b), the surviving or acquiring Person and, in the event of any dissolution, liquidation, or winding-up of the Company, the Company, shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay the Holders the amounts to which they are entitled as described above. After such funds and the surrendered Warrants are received, the Warrant Agent shall make payment to the Holders by delivering a check or wire transfer in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrants.

Section 4.08. Common Stock Issue in Rights Offering and 2018 Notes Equity Conversion. In the event that at any time or from time to time the Company shall issue shares of Common Stock in the Rights Offering and the 2018 Notes Equity Conversion, the number of Warrant Shares issuable upon the exercise of each Warrant immediately after such issuance date shall be determined by multiplying (a) the number of Warrant Shares issuable upon exercise of each Warrant immediately prior to such issuance date by (b) a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately preceding the issuance of such Warrant Shares plus the number of additional shares of Common Stock to be issued in such transaction, and the denominator of which shall be the number of shares of Common Stock outstanding immediately preceding the date for the issuance of such Warrant Shares. Adjustments shall be made, and shall only become effective, whenever shares are issued. No adjustment shall be made pursuant to this Section 4.08, which shall have the effect of decreasing the number of Warrant Shares issuable upon exercise of each Warrant. The exercise price per Warrant Share that becomes issuable upon the exercise of Warrants as a result of any adjustment pursuant to this Section 4.08 shall be the same exercise price per Warrant Share that was issuable upon the exercise of Warrants immediately prior to such adjustment.

Section 4.09. Superseding Adjustment. Upon the expiration of any rights, options, warrants, conversion, or exchange privileges which resulted in adjustments pursuant to this ARTICLE IV, if any thereof shall not have been exercised, the number of Warrant Shares issuable upon the exercise of each Warrant shall be readjusted pursuant to the applicable section of this ARTICLE IV as if (a) the only Warrant Shares issuable upon exercise of such rights, options, warrants, conversion, or exchange privileges were the Warrant Shares, if any, actually issued upon the exercise of such rights, options, warrants, or conversion or exchange privileges, and (b) Warrant Shares actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale, or grant of all such rights, options, warrants, conversion, or exchange privileges whether or not exercised; provided, however, that no such readjustment (except by reason of an intervening adjustment under any other provision of this ARTICLE IV) shall have the effect of decreasing the number of Warrant Shares issuable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale, or grant of such rights, options, warrants, conversion, or exchange privileges.

Section 4.10. Minimum Adjustment. The adjustments required by the preceding sections of this ARTICLE IV shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the number of Warrant Shares issuable upon exercise of the Warrants that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least one percent (1%) the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this ARTICLE IV and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this ARTICLE IV, fractional interests in Common Stock shall be taken into account to the nearest one-ten millionth (1/10,000,000th) of a share.

Section 4.11. Notice of Adjustment. Whenever the number of Warrant Shares issuable upon exercise of the Warrants is adjusted, as herein provided, the Company shall deliver to the Warrant Agent a certificate of the Company’s chief executive officer or chief financial officer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis and all supporting documentation on which (a) the Board determined the then fair value of any evidences of indebtedness, other securities, property, warrants, options, or other subscription or purchase rights, and (b) the Current Market Value of the Common Stock was determined, if either of such determinations were required), and specifying the number Warrant Shares issuable upon exercise of the Warrants after giving effect to such adjustment. The Company shall promptly cause the Warrant Agent to deliver such certificate to each Holder in accordance with Section 5.02(f). The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the number of Warrant Shares issuable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value of any Warrant Shares.

Section 4.12. Notice of Certain Transactions. In the event that the Company shall propose to (a) pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (b) offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights, or options, (c) issue any (i) shares of Common Stock, (ii) rights, options, or warrants entitling the holders thereof to subscribe for shares of Common Stock, or (iii) securities convertible into or exchangeable or exercisable for shares of Common Stock (in the case of (i), (ii), and (iii), if such issuance or adjustment would result in an adjustment hereunder), (d) effect any capital reorganization, reclassification, consolidation, or merger, (e) effect the voluntary or involuntary dissolution, liquidation, or winding-up of the Company, or (f) make a tender offer or exchange offer with respect to the Common Stock, the Company shall within five (5) Business Days after any such action or offer send to the Warrant Agent a notice of such proposed action or offer and the Warrant Agent shall send the Holders a notice thereof in accordance with Section 5.02(f) (in such form as shall be furnished to the Warrant Agent by the Company). Such notice shall specify the record date for the purposes of such dividend, distribution, or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of

Common Stock, if any such date is to be fixed, and shall briefly indicate the effect, if any, of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of Warrant Shares and other property, if any, issuable upon exercise of each Warrant after giving effect to any adjustment pursuant to ARTICLE IV which will be required as a result of such action. Such notice shall be given as promptly as possible and (A) in the case of any action covered by clause (a) or (b) above, at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of such action, or (B) in the case of any other such action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

Section 4.13. Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this ARTICLE IV, and Warrant Certificates issued after such adjustment may state the same number of Warrant Shares issuable upon exercise of the Warrants as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

Section 4.14. No Dilution or Impairment.

(a) The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, issue, or sale of securities, sale of assets, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holders against dilution or other impairment. Without limiting the generality of the foregoing, the Company will: (i) not increase the par value of any shares of Common Stock receivable upon the exercise of Warrants above the amount payable therefor upon such exercise; (ii) at all times reserve and keep available a sufficient number of its authorized shares of Common Stock to permit the full exercise of the Warrants; (iii) not take any action that results in any adjustment of the Exercise Price if the total number of Warrant Shares issuable upon exercise of the Warrants after such action would exceed the total number of shares of Common Stock then authorized by the Company’s certificate of incorporation and available for the purpose of issuance upon such exercise; and (iv) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of a Warrant pursuant to this Agreement.

(b) If any corporate action shall occur as to which the provisions of this ARTICLE IV are not strictly applicable but as to which the failure to make any adjustment would adversely affect the purchase rights or value represented by the Warrants in accordance with the essential intent and principles of this ARTICLE IV (which are to place the Holder in a position as nearly equal as possible to the position the Holder would occupy upon exercise of a Warrant pursuant to this Agreement on the date hereof) then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing

(which may be the regular auditors of the Company) to give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this ARTICLE IV, necessary to preserve, without dilution, the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to Holders and will make the adjustments described therein.

Section 4.15. Tax Reporting. The parties hereto agree to treat and report any adjustments to the exercise price of any Warrants or to the number of shares of Common Stock that a holder of a Warrant is entitled to purchase pursuant to the terms of this Agreement as an adjustment to the price to be paid in acquiring property for U.S. federal income tax purposes within the meaning of United States Treasury Regulation Section 1.305-1(c).

ARTICLE V

Warrant Agent

Section 5.01. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the provisions of this Agreement and the Warrant Agent hereby accepts such appointment.

Section 5.02. Rights and Duties of Warrant Agent.

(a) Agent for the Company. In acting under this Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting as agent of the Company in a ministerial capacity and does not assume any obligation or relationship or agency or trust for or with any of the Holders of Warrant Certificates or Beneficial Owners of Warrants.

(b) Counsel. The Warrant Agent may consult with counsel satisfactory to it (who may be counsel to the Company), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

(c) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, opinion, direction, consent, certificate, affidavit, statement, or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(d) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically set forth in this Agreement and in the Warrant Certificates, and no implied duties or obligations of the Warrant Agent shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Agreement or for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in this Agreement or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

(e) Not Responsible for Adjustments or Validity of Stock. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of Warrant Shares issuable upon exercise of each Warrant, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or in this Agreement or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to ARTICLE IV, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer, or deliver any Warrant Shares or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to ARTICLE IV, or to comply with any of the covenants of the Company contained in ARTICLE IV.

(f) Notice to Holders. The Warrant Agent shall, at the Company’s expense, deliver all demands, notices, requests, consents, and other communications and information delivered to it (collectively, “Notices”), in its capacity as Warrant Agent, by the Company, any Holder or any holder of Common Stock pursuant to the terms of this Agreement, to the Holders or any subset thereof promptly following receipt of such Notices, but in no event later than two (2) Business Days following such receipt for Warrants held of record by the Depository (which notice shall be delivered electronically) or five (5) Business Days following such receipt for Warrants held of record by Persons other than the Depository (which notice shall be delivered by mail); provided, that any such Notice is in written form, which explicitly states (a) that it is a Notice; and (b) to whom the Warrant Agent is required to deliver such Notice.

Section 5.03. Individual Rights of Warrant Agent. The Warrant Agent and any stockholder, director, officer, or employee of the Warrant Agent may buy, sell, or deal in any of the Warrants or other securities of the Company or its affiliates or become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing in this Agreement shall preclude the Warrant Agent from acting in any other capacity for the Company, the Holders or for any other legal entity.

Section 5.04. Warrant Agent’s Disclaimer. The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon.

Section 5.05. Compensation and Indemnity. The Company agrees to pay the Warrant Agent from time to time reasonable compensation for its services as agreed and to reimburse the

Warrant Agent upon request for all reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Warrant Agent’s agents and counsel. The Company shall indemnify the Warrant Agent, its officers, directors, agents, and counsel against any loss, liability, claim, damage, or expense (including reasonable agents’ and attorneys’ fees and expenses) incurred by it without gross negligence, willful misconduct, or bad faith on its part arising out of or in connection with (a) the execution, delivery, or performance of this Agreement, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby; or (b) any claim, litigation, investigation, or proceeding relating to any of the foregoing whether or not the Warrant Agent is a party thereto, including the costs and expenses of enforcing this Agreement. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through willful misconduct, gross negligence or bad faith. The Company’s payment obligations pursuant to this Section 5.05 shall survive the termination of this Agreement.

To secure the Company’s payment obligations under this Agreement, the Warrant Agent shall have a lien prior to the Holders on all money or property held or collected by the Warrant Agent.

Section 5.06. Successor Warrant Agent.

(a) The Company To Provide and Maintain Warrant Agent. The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or cancelled or are no longer exercisable.

(b) Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Company and the Holders (in accordance with Section 5.02(f)) of such intention on its part, specifying the date on which its desired resignation shall become effective, provided, however, that such date shall not be less than sixty (60) days after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Required Warrant Holders and specifying such removal and the date when it shall become effective, which date shall not be less than sixty (60) days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section 5.06 shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers, be in good standing and have a combined capital and surplus of not less than $50,000,000) and the acceptance of such appointment by such successor Warrant Agent.

(c) Successor Warrant Agent. In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable U.S. Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up, or liquidation, a successor Warrant Agent, qualified as specified in Section 5.06(b), acceptable to the Required Warrant Holders shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent under this subsection (c), such resignation shall be effective on the earlier of (a) the date specified in the Warrant Agent’s notice of resignation, and (b) the appointment and acceptance of a successor Warrant Agent hereunder.

(d) Successor to Expressly Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge, and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed, or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements as contemplated by the payment then unpaid, shall thereupon become obligated to transfer, deliver, and pay over, and such successor Warrant Agent shall be entitled to receive all monies, securities and other property on deposit with or held by such predecessor as Warrant Agent hereunder.

(e) Successor by Merger. Any corporation into which the Warrant Agent hereunder may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its assets and business shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

ARTICLE VI

Miscellaneous

Section 6.01. Persons Benefitting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent, the Holders and Johnsrud any right, remedy, or claim under or by reason of this Agreement or any part hereof.

Section 6.02. Termination. This Agreement shall automatically terminate upon the earlier to occur of (i) the Expiration Time, and (ii) the date upon which all Warrants have been exercised pursuant to the terms of this Agreement.

Section 6.03. Amendment. Any provision of this Agreement may be amended with written consent of the Required Warrant Holders; provided, however, that the parties hereto may amend any provision of this Agreement without the consent of any party for the purpose of curing any ambiguity or curing, correcting, or supplementing any defective provision contained in this Agreement if such amendment does not adversely affect the rights of any of the Holders or of Johnsrud. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of Johnsrud or a Holder shall require the written consent of Johnsrud or such Holder. In addition, the consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares issuable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in this Agreement).

Section 6.04. Notices. All demands, notices, requests, consents and other communications hereunder shall be in writing and shall be deemed given (a) on the day of delivery if delivered personally, (b) upon receipt if sent via facsimile (with confirmation) or by electronic mail (with confirmation), (c) on the day of delivery if mailed by registered or certified mail (return receipt requested), or (d) on the day of delivery if delivered by an express courier (with confirmation). Any notice or other communication required or permitted hereunder shall be delivered to the following addresses and facsimile numbers:

If to the Company:

Nuverra Environmental Solutions, Inc.

14624 North Scottsdale Road, Suite 300

Scottsdale, AZ 35254

Attn: Joe Crabb

Phone: 602-903-7407

joe.crabb@nuverra.com

with a copy to (which shall not constitute notice):

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Attn:    Douglas Bartner, Esq.

Phone: 212-848-8190

Fax:     646-848-8190

douglas.bartner@shearman.com

and a copy to (which shall not constitute notice):

Squire Patton Boggs LLP

1 E. Washington Street, Suite 2700

Phoenix, Arizona 85004

Attn:    Matthew M. Holman, Esq.

Phone: 602-528-4083

Fax:     602-253-8129

E-mail: matthew.holman@squirepb.com

If to the Warrant Agent:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Attention: Relationship Management

with a copy to (which shall not constitute notice):

American Stock Transfer & Trust Company, LLC

48 Wall Street, 21st Floor

New York, NY 10005

Attention: Legal Department

If to Johnsrud:

To Johnsrud at the address or e-mail address set forth below Johnsrud’s signature page to this Agreement.

with a copy to (which shall not constitute notice):

Haynes & Boone, LLP

1221 McKinney Street

Suite 2100

Houston, Texas 77010

Attn: Chris Wolfe

Phone: 713-547-2024

Fax: 713-236-5616

Chris.wolfe@haynesboone.com

The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

Section 6.05. Reserved.

Section 6.06. SEC Reports. Until this Agreement has been terminated pursuant to its terms, the Company shall file with the SEC all periodic reports to the extent required under the Exchange Act.

Section 6.07. Governing Law. The laws of the State of Delaware shall govern this Agreement and the Warrant Certificates.

Section 6.08. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

Section 6.09. Successors. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises and agreements by or on behalf of the Company and the Warrant Agent in this Agreement and in the Warrant Certificates shall bind and inure to the benefit of the parties’ respective successors and permitted assigns.

Section 6.10. Table of Contents. The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 6.11. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal, or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.,

by	/s/ Joseph M. Crabb
Name: Joseph M. Crabb
Title: EVP, CLO, and Corporate Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent,

by	/s/ Paula Caroppoli
Name: Paula Caroppoli
Title: Senior Vice President

MARK D. JOHNSRUD

by	/s/ Mark D. Johnsrud

[Signature Page to Warrant Agreement]

EXHIBIT A

Form of Warrant Certificate

[FORM OF FACE OF WARRANT CERTIFICATE]

[To be included on Global Certificates]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.

ANY TRANSFER OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT (EXCHANGE) (THE “WARRANT AGREEMENT”) DATED AS OF APRIL 16, 2016 BETWEEN NUVERRA ENVIRONMENTAL SOLUTIONS, INC. (THE “COMPANY”), MARK D. JOHNSRUD, AND AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, SOLELY IN ITS CAPACITY AS WARRANT AGENT. BY ACCEPTING DELIVERY OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE, ANY TRANSFEREE SHALL BE DEEMED TO HAVE AGREED TO BE BOUND BY THE WARRANT AGREEMENT AS IF THE TRANSFEREE HAD EXECUTED AND DELIVERED THE WARRANT AGREEMENT.

CERTIFICATE FOR WARRANTS

WARRANTS TO PURCHASE COMMON STOCK OF

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

THIS CERTIFIES THAT [                ], or its registered assigns, is the registered holder of the number of Warrants set forth above (the “Warrants”). Each Warrant entitles the holder thereof (the “Holder”), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from NUVERRA ENVIRONMENTAL SOLUTIONS, INC., a Delaware corporation (the “Company”), [●] shares of Common Stock, par value of $0.01 per share, of the Company (the “Common Stock”) at an exercise price of $0.01 per share (the “Exercise Price”), or by Cashless Exercise referred to below. This Warrant Certificate shall terminate and become void after 5:00 p.m., New York City time, on the tenth anniversary of issuance (the “Expiration Time”) or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement (Exchange) dated as of April 15, 2016 (the “Warrant Agreement”), among the Company, Mark D. Johnsrud (“Johnsrud”) and American Stock Transfer & Trust Company, LLC (in such capacity, the “Warrant Agent”, which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent, Johnsrud and the Holders. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent at 6201 15th Avenue, Brooklyn, New York 11210, Attention: Relationship Management – Nuverra Environmental Solutions, Inc.

Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part (i) by presentation of this Warrant Certificate with the Election to Purchase attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Warrant Agent for the account of the Company at the office of the Warrant Agent or (ii) by Cashless Exercise. Payment of the Exercise Price in cash shall be made by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Payment by Cashless Exercise shall be made without the payment of cash by reducing the amount of Common Stock that would be obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (1) the number of shares of Common Stock for which such Warrant is exercisable as of the Exercise Date (if the Exercise Price were being paid in cash) and (2) a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of the Common Stock on the Exercise Date.

As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time.

As provided in the Warrant Agreement, the number of shares of Common Stock issuable upon the exercise of the Warrants is subject to adjustment upon the happening of certain events.

The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the registration of the transfer or exchange of the Warrant Certificates but not for any exchange or original issuance (not involving a transfer) with respect to Warrant Certificates, the exercise of the Warrants or the Common Stock.

Upon any partial exercise of Certificated Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate representing those Warrants which were not exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional shares of Common Stock will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the Current Market Value per share of Common Stock on the day immediately preceding the date the Warrant is exercised, multiplied by the fraction of such share of Common Stock that would be issuable on the exercise of any Warrant, computed to the nearest whole cent.

All shares of Common Stock issuable by the Company upon the exercise of the Warrants and payment therefor shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

The Holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.,

by
Name:
Title:

DATED:

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent,

by
Authorized Signatory

EXHIBIT B

Transfer Form

FORM OF TRANSFER

(To Be Executed Upon Transfer of Warrant)

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

FOR VALUE RECEIVED, the undersigned registered holder of this Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by this Warrant Certificate not being assigned hereby) all of the rights and obligations of the undersigned under this Warrant Certificate, subject to the terms and conditions of the Warrant Agreement (Exchange) dated as of April 15, 2016 (the “Warrant Agreement”), among the Company, Mark D. Johnsrud (“Johnsrud”) and American Stock Transfer & Trust Company, LLC, with respect to the number of Warrants set forth below:

Name of Assignee(s)	Address	Social Security, EIN or other identifying number of assignee(s)	Number of Warrants

and does hereby irrevocably constitute and appoint the Company as the undersigned’s attorney to make such transfer on the register maintained by the Company for that purpose, with full power of substitution in the premises.

Each undersigned Assignee hereby (a) acknowledges that the Warrants being transferred to such Assignee are subject to the terms, conditions and limitations of both the Warrant Agreement and the Warrant Certificate and (b) agrees to join and be bound by the terms, conditions and limitations of the Warrant Certificate and the Warrant Agreement (a copy of which was provided to such Assignee) as if such Assignee was an original party thereto.

Date:

(Signature of Owner)	[1]	(Signature of Assignee)

(Street Address)		(Street Address)

(City), (State) (Zip Code)		(City), (State) (Zip Code)

Signature Guaranteed by:		Signature Guaranteed by:

[1]	The signature must correspond with the name as written upon the face of the within Warrant Certificate (or the Depository participant in the case of book-entry Warrants) in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

[TO BE INCLUDED IN WARRANTS]

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature

Date:
(Sign exactly as your name appears on the other side of this Security)

*	Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY2

The following increases or decreases in this Global Security:

Date of Exchange	Decrease in number of Warrants in this Global Security	Increase in number of Warrants in this Global Security	Number of Warrants in this Global Warrant Certificate following such change	Signature of authorized officer of Warrant Agent

[2]	To be included only if the Warrant is in global form.

EXHIBIT C

Form of Election to Purchase Shares of Common Stock

FORM OF ELECTION TO PURCHASE SHARES OF COMMON STOCK

(to be executed only upon exercise of Warrants)

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

The undersigned hereby irrevocably elects to exercise Warrants to acquire             shares of Common Stock, par value $0.01 per share, of NUVERRA ENVIRONMENTAL SOLUTIONS, INC., at an exercise price per share of Common Stock of $0.01, and otherwise on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to NUVERRA ENVIRONMENTAL SOLUTIONS, INC. and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto. The Holder intends that payment of the Exercise Price shall be made as (check one):

“Cash Exercise”

“Cashless Exercise”

If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $            to the Company in accordance with the terms of the Warrant Agreement. Following this exercise, the Warrant shall be exercisable to purchase a total of             shares of Common Stock.

Date: ,	(Signature of Owner)	[3]

(Street Address)

(City), (State) (Zip Code)

Signature Guaranteed by:

Securities and/or check to be issued to:

Please insert social security or identifying number:

[3]	The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

C-2

Name:

Street Address:

City, State and Zip Code:

A new Warrant Certificate evidencing any outstanding Warrants evidenced by the within Warrant Certificate is to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Signature
Signature Guarantee:

Signature must be guaranteed	Signature

C-3